Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $11.3 Million or

$0.16 per Share for Third Quarter 2013

LOS ANGELES, October 21, 2013 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank, formerly Wilshire State Bank (the “Bank”), today reported net income available to common shareholders of $11.3 million, or $0.16 per diluted common share, for the quarter ended September 30, 2013.  This compares to net income available to common shareholders of $38.5 million, or $0.54 per common share, for the same period of the prior year, and net income available to common shareholders of $11.5 million, or $0.16 per common share, for the second quarter of 2013.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We are pleased with our third quarter performance, which was driven by solid revenue growth, enhanced efficiencies and continued improvement in our credit quality.  We saw a significant pick-up in our commercial real estate lending during the third quarter, which helped increase our loan portfolio by nearly 5% from the end of the prior quarter.  We continue to enhance our ability to generate new customer relationships, most notably through the creation of a New Business Marketing Group led by our new Chief Marketing Officer, which will focus on increasing penetration in our primary markets.

“We are seeing strong improvement in our core earnings power, with our pre-tax, pre-provision income increasing 20% on a year-over-year basis.  With the acquisition of BankAsiana, which closed earlier this month, and our pending acquisition of Saehan Bancorp, we believe we have additional catalysts in place that should enable us to continue improving our core earnings power in the years ahead and creating significant value for shareholders,” said Mr. Yoo.

Q3 2013 Summary

¡            Net income available to common shareholders totaled $11.3 million or $0.16 per diluted common share

¡            Total revenue of $34.5 million, an increase of 7.2% from the third quarter of 2012

¡            Return on average assets of 1.62%; return on average equity of 12.61%

¡            Operating efficiency ratio of 51.7% for Q3 2013 compared to 57.0% for Q3 2012

¡            Loans receivable totaled $2.20 billion at September 30, 2013, an increase of 4.9% from $2.09 billion at June 30, 2013

¡            Total deposits were $2.25 billion at September 30, 2013, an increase of 3.3% from $2.18 billion at June 30, 2013

¡            Continued improvement in credit quality resulted in no provision for losses on loans and loan commitments for Q3 2013

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

STATEMENT OF OPERATIONS

Pre-Tax, Pre-Provision Income

Pre-tax, pre-provision income (PTPP) was $16.7 million for the third quarter of 2013, compared with $13.9 million for the third quarter of 2012, and $17.0 million for the second quarter of 2013.  PTPP is a Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of PTPP to net income and important information about Non-GAAP measures of financial performance.

Net Interest Income and Margin

Net interest income before credit for losses on loans and loan commitments totaled $26.7 million for the third quarter of 2013, an increase of 4.3% from $25.6 million for the third quarter of 2012, and an increase of 3.7% from $25.8 million in the second quarter of 2013.  The increase from prior quarter is largely attributable to large recovery of interest income from loans that were put back on accrual status.

Net interest margin was 4.17% for the third quarter of 2013, compared to 4.35% in the third quarter of 2012, and 4.06% for the second quarter of 2013. The increase in net interest margin from the second quarter of 2013 was also due to the recovery of interest income that was previously reversed out due to certain loans being put on non-accrual status.  As credit quality in these loans improved, the loans were put back on accrual status and the previously reversed interest income was recognized during the third quarter of 2013.

Loan yields increased to 5.18% for the third quarter of 2013 from 5.10% for the second quarter of 2013, largely due the recovery of $1.1 million in foregone interest related to loans that were upgraded from non-accrual to accrual status during the third quarter of 2013.

The total cost of deposits was 0.53% for the third quarter of 2013, compared with 0.51% for the second quarter of 2013.  The increase in the total cost of deposits is primarily attributable to an increase in the cost of time deposits.

Non-Interest Income

Total non-interest income was $7.8 million for the third quarter of 2013, compared to $6.6 million for the third quarter of 2012, and $8.3 million for the second quarter of 2013.  The decrease from the prior quarter was primarily due to lower net gain on sales of loans during the third quarter of 2013 as the premiums for Small Business Administration (“SBA”) loan sales continued to decline during the third quarter of 2013.

The $2.8 million in net gains on sales of loans recognized in the third quarter of 2013 was substantially all gains from the sale of SBA loans.  During the third quarter of 2013, the Company sold $30.2 million in SBA loans, compared with $30.6 million sold during the second quarter of 2013.

Non-Interest Expense

Total non-interest expense was $17.8 million for the third quarter of 2013, compared with $18.3 million for the third quarter of 2012, and $17.1 million for the second quarter of 2013.

Total salaries and employee benefits expense was $8.8 million for the third quarter of 2013, compared with $9.4 million for the third quarter of 2012, and $9.5 million for the second quarter of 2013.  The decrease from the prior quarter was primarily due to lower bonus accruals.

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

Other non-interest expense for the third quarter of 2013 totaled $6.3 million, compared with $4.4 million in the third quarter of 2012, and $4.9 million for the second quarter of 2013.  The increase from the prior periods was primarily attributable to higher professional fees related to acquisition activity.

The Company’s operating efficiency ratio was 51.7% for the third quarter of 2013, compared with 57.0% for the third quarter of 2012 and 50.1% for the second quarter of 2013.

Tax Provision

For the third quarter of 2013, the Company recorded a provision for income taxes totaling $5.4 million, reflecting an effective tax rate of 32.1%.  The effective tax rate is lower than historical rates primarily due to the generation of tax credits associated with the Company’s investment in affordable housing programs.

BALANCE SHEET

Total gross loans receivable, were $2.20 billion at September 30, 2013, compared to $2.09 billion at June 30, 2013.  The increase in total gross loans receivable during the third quarter of 2013 was primarily due to a $103.5 million increase in the real estate secured portfolio.

The following table shows gross loans (excluding loan fees and allowance for loan losses) by loan type:

Loan Categories

	Quarter Ended
(Dollars In Thousands)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Construction	$32,119	$36,371	$34,030	$20,928	$20,311
Real Estate Secured	1,819,052	1,715,567	1,695,980	1,692,273	1,629,951
Commercial & Industrial	342,057	337,057	313,645	284,318	288,585
Consumer	9,637	11,089	11,684	13,674	14,153
Gross Loans Receivable *	2,202,865	2,100,084	2,055,339	2,011,193	1,953,000
Held-For-Sale Loans	56,065	60,910	134,129	145,973	140,109
Total Gross Loans *	$2,258,930	$2,160,994	$2,189,468	$2,157,166	$2,093,109

* Gross loans receivable and total gross loans are not net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table shows quarterly loan originations by loan type:

Loan Originations

	Quarter Ended
(Dollars In Thousands)	September 30, 2013		June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012

Real Estate Secured	$145,361	68%	$93,606	48%	$86,839	45%	$157,901	60%	$80,700	39%
Commercial & Industrial	23,710	11%	40,927	21%	55,096	29%	34,059	13%	40,683	19%
Consumer	540	0%	75	0%	537	0%	3,083	1%	1,805	1%
SBA	36,001	17%	40,209	21%	27,379	14%	38,700	15%	27,457	13%
Residential Mortgage	8,714	4%	20,022	10%	22,831	12%	30,624	11%	58,589	28%
Total Loan Originations	$214,326	100%	$194,839	100%	$192,682	100%	$264,367	100%	$209,234	100%

Originations for the third quarter of 2013 increased to $214.3 million from $194.8 million in the second quarter of 2013. The increase was primarily due to an increase in commercial real estate loan production.

Total SBA loans held-for-sale at the end of the third quarter of 2013 were $53.5 million compared to $59.7 million at the end of the previous quarter.  The decision to retain or sell SBA loan production is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs.

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

Total deposits were $2.25 billion at September 30, 2013, compared with $2.18 billion at June 30, 2013.  The increase in total deposits was driven by higher balances of non-interest bearing demand deposits and jumbo time deposits partially offset by a decrease in money markets.  The increase in jumbo time deposits was primarily attributable to a promotional campaign implemented during the third quarter to commemorate the Bank’s 33rd anniversary.  At September 30, 2013, non-interest bearing demand deposits represented 29.1% of total deposits, compared with 24.8% at September 30, 2012.

CREDIT QUALITY

The Company has experienced improving credit trends for several quarters, most notably evidenced by decreases in criticized and classified loans.  In light of the continued improvement in credit quality, the Company determined that no provision for losses on loans and loan commitments was required for the third quarter of 2013.  The allowance for loan losses totaled $52.4 million, or 2.38% of gross loans (excluding loans held-for-sale), at September 30, 2013, compared to $54.9 million, or 2.62% of gross loans (excluding loans held-for-sale), at June 30, 2013.  The coverage ratio of the allowance for loan losses to non-performing assets was 155.1% at September 30, 2013, compared with 197.9% at June 30, 2013.

Non-Performing Loans

At September 30, 2013, total non-performing loans were $33.0 million, or 1.46% of total gross loans, compared to $26.8 million, or 1.24% of total gross loans, at June 30, 2013.  The increase in non-performing loans was primarily attributable to one relationship consisting of loans on four senior assisted living properties totaling approximately $8.0 million.  These four loans have been on classified status for some time before being moved to non-performing status during the third quarter of 2013 as the Bank began to move more aggressively towards a resolution of these problem loans.  Based upon recent appraisal data, the Bank established a specific reserve of approximately $800 thousand against these loans, which was charged-off at the end of the third quarter of 2013.

Non-performing covered loans (previously acquired loans covered under FDIC loss share agreements) totaled $5.7 million at September 30, 2013.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012

Construction	$2,471	$5,467	$5,542	$5,644	$7,678
Real Estate Secured	29,568	20,090	19,366	21,007	29,726
Commercial & Industrial	1,004	1,224	1,169	1,302	1,478
Total Non-Performing Loans	$33,043	$26,781	$26,077	$27,953	$38,882

Gross Loan Charge-offs

Total loan charge-offs for the third quarter of 2013 totaled $3.2 million, compared to $4.4 million in the second quarter of 2013.  The largest component of the third quarter 2013 loan charge-offs was the four commercial real estate loans discussed above.  Covered loan charge-offs totaled $379 thousand for the third quarter of 2013.

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

Charge-offs by loan type are reflected in the table below:

LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012

Real Estate Secured	$2,438	$3,668	$4,405	$1,776	$3,015
Commercial & Industrial	764	746	1,183	1,224	112
Consumer	-	-	1	-	-
Total Loan Charge-Offs	$3,202	$4,414	$5,589	$3,000	$3,127

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due			Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012

30 - 59 Days Past Due	$2,336	$4,993	$7,438	$3,059	$7,507
60 - 89 Days Past Due	2,827	3,637	1,193	1,174	2,994
90 Days, and still accruing	-	126	1,000	-	-
Total Delinquent Loans	$5,163	$8,756	$9,631	$4,233	$10,501

TROUBLED DEBT RESTRUCTURED LOANS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012

Real Estate Secured	$23,133	$23,671	$23,588	$28,268	$28,524
Commercial & Industrial	6,339	6,730	7,279	7,465	7,482
Total TDR Loans	$29,472	$30,401	$30,867	$35,733	$36,006

LOAN CLASSIFICATIONS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012

Special Mention	$43,519	$49,571	$74,553	$82,275	$94,716
Substandard	127,855	138,319	144,521	157,192	165,473
Doubtful	7,174	6,722	9,301	6,856	7,344
Total Criticized and Classified Loans	$178,548	$194,612	$228,375	$246,323	$267,533

Classified Loans	$135,029	$145,041	$153,822	$164,048	$172,817

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	September 30, 2013	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements
Tier 1 Leverage Capital Ratio	14.83%	5.00%	274,230
Tier 1 Risk-Based Capital Ratio	18.24%	6.00%	277,639
Total Risk-Based Capital Ratio	19.50%	10.00%	215,568
Tangible Common Equity To Tangible Assets *	12.63%	N/A	N/A
Tangible Common Equity Per Common Share *	$ 5.04	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets

Share Repurchase Program

In March 2013, the Board of Directors of Wilshire Bancorp authorized the repurchase of up to 5% of the Company’s outstanding shares of common stock.  During the third quarter of 2013, the Company did not repurchase any shares.  Since the program’s inception, 651,412 shares of common stock have been repurchased for a total price of $3.2 million and an additional 2.9 million shares can be repurchased before the program’s expiration.  However, the Company has no obligation to repurchase additional shares under this program and may suspend or discontinue it at any time.

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

Acquisitions of BankAsiana and Saehan Bancorp

On October 1, 2013, the Company completed its acquisition of New Jersey-based BankAsiana.  On October 15, 2013, the Company announced that it had received all necessary bank regulatory approvals for its pending acquisition of Los Angeles-based Saehan Bancorp.  The pending acquisition of Saehan Bancorp is still subject to the approval of Saehan Bancorp shareholders and to the satisfaction of certain other customary closing conditions.  The acquisition of Saehan Bancorp is expected to close by the end of 2013.

CONFERENCE CALL

Management will host its quarterly conference call on October 22, 2013, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 866-270-6057 (domestic number) or 617-213-8891 (international number) and providing the passcode 24255084.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 28 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. For more information, please go to www.wilshirebank.com.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH SAEHAN AND WHERE TO FIND IT

This communication relates or may be deemed to relate to a proposed merger between Wilshire and Saehan Bancorp (“Saehan”) that is the subject of a registration statement on Form S-4, including a proxy statement/prospectus, filed with the SEC on September 3, 2013 (No. 333-190971), as amended by Amendment No. 1 thereto, and declared effective by the SEC on October 1, 2013, that provides full details of the proposed merger and the attendant benefits and risks. The proxy statement/prospectus was filed with the SEC on October 2, 2013 and was mailed to Saehan shareholders on or about October 7, 2013. This communication is not a substitute for the proxy statement/prospectus or any other document that Wilshire or Saehan may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Wilshire’s Corporate Secretary, at Wilshire Bancorp, Inc., 3200 Wilshire Boulevard, Los Angeles, California 90010, or via e-mail at alexko@wilshirebank.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

ABOUT SAEHAN BANCORP

Saehan Bancorp is a bank holding company with headquarters in Los Angeles, California. Its wholly owned subsidiary, Saehan Bank, offers a comprehensive range of financial solutions to meet the needs of multi-ethnic communities in the United States. Saehan Bancorp is committed to satisfying customers and creating shareholder value. Its ten retail branch offices, International Department and SBA Department focus on fulfilling these commitments to customers and shareholders.

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction involving Wilshire and Saehan including future financial and operating results, Wilshire’s or Saehan’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite Saehan shareholder approvals; (ii) the risk that Wilshire or Saehan may be unable to obtain governmental and regulatory approvals required for the transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the transaction; (iii) the risk that a condition to closing of the transaction may not be satisfied; (iv) the timing to consummate the proposed transaction; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on transaction-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) the effect of changes in governmental regulations; (xi) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or to otherwise perform as agreed; (xii) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (xiii) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (xiv) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (xv) transaction risk arising from problems with service or product delivery; (xvi) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (xvii) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (xviii) reputation risk that adversely affects earnings or capital arising from negative public opinion; (xix) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (xx) economic downturn risk resulting in deterioration in the credit markets; (xxi) greater than expected noninterest expenses; (xxii) excessive loan losses; and (xxiii) other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC. Additional risks and uncertainties are identified and discussed in Wilshire’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and Wilshire undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

PARTICIPANTS IN THE SOLICITATION

Wilshire, Saehan and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed or to be filed with the SEC regarding the merger, in each case when they become available. Investors should read carefully the proxy statement/prospectus filed with the SEC on October 2, 2013 before making any voting or investment decisions.

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Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

CONSOLIDATED BALANCE SHEET
(Dollars In Thousands) (Unaudited)	September 30,	June 30,	Three Months	September 30,	Twelve Months
	2013	2013	% Change	2012	% Change
ASSETS:
Cash and Due from Banks	$92,896	$162,553	-43%	$113,258	-18%
Federal Funds Sold and Other Cash Equivalents	55,005	55,005	0%	30,005	83%
Total Cash and Cash Equivalents	147,901	217,558	-32%	143,263	3%

Investment Securities Available For Sale	325,724	303,836	7%	292,254	11%
Investment Securities Held To Maturity	38	42	-10%	53	-28%
Total Investment Securities	325,762	303,878	7%	292,307	11%

Total Loans Held-For-Sale	56,065	60,910	-8%	140,109	-60%

Real Estate Construction	31,172	35,513	-12%	19,679	58%
Residential Real Estate	144,845	153,393	-6%	130,706	11%
Commercial Real Estate	1,669,511	1,557,922	7%	1,533,396	9%
Commercial and Industrial	340,943	336,048	1%	250,560	36%
Consumer	9,614	11,068	-13%	14,138	-32%
Total Loans Receivable, Net of Deferred Fees and Costs	2,196,085	2,093,944	5%	1,948,479	13%
Allowance For Loan Losses	(52,397)	(54,937)	-5%	(74,353)	-30%
Loans Receivable, Net of Allowance for Loan Losses	2,143,688	2,039,007	5%	1,874,126	14%

Accrued Interest Receivable	6,873	7,135	-4%	7,570	-9%
Due from Customers on Acceptances	328	293	12%	388	-15%
Other Real Estate Owned	748	982	-24%	2,277	-67%
Premises and Equipment	11,531	11,699	-1%	12,010	-4%
Federal Home Loan Bank (FHLB) Stock, at Cost	13,280	13,280	0%	13,327	0%
Cash Surrender Value of Life Insurance	22,372	22,225	1%	20,735	8%
Investment in affordable housing partnerships	44,400	45,511	-2%	40,048	11%
Deferred Income Taxes	19,823	17,734	12%	21,337	-7%
Servicing Assets	11,573	11,040	5%	9,645	20%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification Asset	4,950	5,311	-7%	9,927	-50%
Other Assets	16,546	24,163	-32%	22,145	-25%
TOTAL ASSETS	$2,832,515	$2,787,401	2%	$2,615,889	8%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$655,864	$624,770	5%	$538,291	22%
Savings and Interest Checking	127,835	130,352	-2%	124,397	3%
Money Market Deposits	580,833	625,204	-7%	662,322	-12%
Time Deposits in denomination of $100,000 or more	683,290	584,140	17%	594,500	15%
Other Time Deposits	205,795	217,832	-6%	255,342	-19%
Total Deposits	2,253,617	2,182,298	3%	2,174,852	4%

FHLB Borrowings	120,000	150,000	-20%	-	0%
Acceptance Outstanding	328	293	12%	388	-15%
Junior Subordinated Debentures	61,857	61,857	0%	77,321	-20%
Accrued Interest Payable	1,808	2,072	-13%	2,465	-27%
Other Liabilities	30,589	35,547	-14%	32,095	-5%
Total Liabilities	2,468,199	2,432,067	1%	2,287,121	8%

SHAREHOLDERS’ EQUITY:
Common Stock	161,368	160,932	0%	164,649	-2%
Retained Earnings	201,033	191,823	5%	155,606	29%
Accumulated Other Comprehensive Income	1,915	2,579	-26%	8,513	-78%
Total Shareholders’ Equity	364,316	355,334	3%	328,768	11%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,832,515	$2,787,401	2%	$2,615,889	8%

(continued)

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	September 30, 2013	June 30, 2013	% Change	September 30, 2012	% Change

INTEREST INCOME
Interest and Fees on Loans	$27,913	$26,970	3%	$27,966	0%
Interest on Investment Securities	1,879	1,743	8%	1,651	14%
Interest on Federal Funds Sold	148	136	9%	79	87%
Total Interest Income	29,940	28,849	4%	29,696	1%

INTEREST EXPENSE
Deposits	2,923	2,750	6%	3,575	-18%
FHLB Advances and Other Borrowings	321	345	-7%	529	-39%
Total Interest Expense	3,244	3,095	5%	4,104	-21%

Net Interest Income Before Credit for Losses on Loans and Loan Commitments	26,696	25,754	4%	25,592	4%
Credit for Losses on Loans and Loan Commitments	-	-	0%	(12,000)	-100%

Net Interest Income After Credit for Losses on Loans and Loan Commitments	26,696	25,754	4%	37,592	-29%

NONINTEREST INCOME
Service Charges on Deposits	2,791	2,811	-1%	3,157	-12%
Gain on Sales of Loans, Net	2,814	3,135	-10%	1,222	130%
Gain on Sale/Call of Investment Securities	-	15	-100%	-	0%
Other	2,227	2,371	-6%	2,231	0%
Total Noninterest Income	7,832	8,332	-6%	6,610	18%

NONINTEREST EXPENSES
Salaries and Employee Benefits	8,830	9,548	-8%	9,355	-6%
FDIC Indemnification Impairment	-	-	0%	2,000	-100%
Occupancy & Equipment	2,061	2,038	1%	1,930	7%
Data Processing	623	583	7%	680	-8%
Other	6,323	4,913	29%	4,377	44%
Total Noninterest Expenses	17,837	17,082	4%	18,342	-3%

Income Before Income Taxes	16,691	17,004	-2%	25,860	-35%
Income Taxes Provision (Benefit)	5,357	5,465	-2%	(12,609)	N/A
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,334	$11,539	-2%	$38,469	-71%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.16	$0.16	-1%	$0.54	-70%
Diluted Income Per Common Share	$0.16	$0.16	-2%	$0.54	-70%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	70,742,136	70,944,626		71,290,881
Diluted	71,045,994	71,101,787		71,420,567

(continued)

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Nine Months Ended		Twelve Months
	September 30, 2013	September 30, 2012	% Change

INTEREST INCOME
Interest and Fees on Loans	$81,768	$81,895	0%
Interest on Investment Securities	5,347	4,737	13%
Interest on Federal Funds Sold	437	1,102	-60%
Total Interest Income	87,552	87,734	0%

INTEREST EXPENSE
Deposits	8,522	11,844	-28%
FHLB Advances and Other Borrowings	1,028	1,615	-36%
Total Interest Expense	9,550	13,459	-29%

Net Interest Income Before Credit for Losses on Loans and Loan Commitments	78,002	74,275	5%
Credit for Losses on Loans and Loan Commitments	-	(22,000)	-100%

Net Interest Income After Credit for Losses on Loans and Loan Commitments	78,002	96,275	-19%

NONINTEREST INCOME
Service Charges on Deposits	8,410	9,621	-13%
Gain on Sales of Loans, Net	9,435	5,234	80%
Gain on Sale/Call of Investment Securities	15	3	400%
Other	7,009	6,652	5%
Total Noninterest Income	24,869	21,510	16%

NONINTEREST EXPENSES
Salaries and Employee Benefits	27,183	26,555	2%
FDIC Indemnification Impairment	-	4,000	-100%
Occupancy & Equipment	6,139	5,822	5%
Data Processing	1,881	2,129	-12%
Other	17,000	14,932	14%
Total Noninterest Expenses	52,203	53,438	-2%

Income Before Income Taxes	50,668	64,347	-21%
Income Taxes Provision (Benefit)	16,206	(12,748)	N/A
NET INCOME	$34,462	$77,095	-55%

Preferred Stock Cash Dividend	-	(830)	-100%
Accretion of Preferred Stock Discount	-	(1,158)	-100%
One-time Adjustment From Repurchase of Preferred Stock	-	3,389	-100%
Total Preferred Stock Related Adjustment	-	1,401	-100%

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$34,462	$78,496	-56%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.49	$1.10	-56%
Diluted Income Per Common Share	$0.48	$1.10	-56%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	70,992,117	71,286,439
Diluted	71,193,058	71,362,802

(continued)

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	September 30, 2013		June 30, 2013		September 30, 2012
Average Assets	$2,798,913		$2,770,996		$2,579,203
Average Equity	359,411		356,287		297,725
Average Net Loans	2,157,104		2,113,955		1,951,126
Average Deposits	2,219,333		2,170,628		2,162,430
Average Time Deposits of $100,000 or more	662,280		586,136		600,204
Average FHLB & Other Borrowings	123,386		150,000		-
Average Interest Earning Assets	2,577,669		2,555,295		2,370,619

	Nine Months Ended
AVERAGE BALANCES	September 30, 2013				September 30, 2012
Average Assets	$2,764,759				$2,597,172
Average Equity	354,631				296,247
Average Net Loans	2,111,912				1,894,923
Average Deposits	2,175,442				2,170,442
Average Time Deposits of $100,000 or more	610,173				620,917
Average FHLB & Other Borrowings	141,046				7,018
Average Interest Earning Assets	2,550,264				2,386,006

	Quarter Ended
PROFITABILITY	September 30, 2013		June 30, 2013		September 30, 2012
Annualized Return on Average Assets	1.62%		1.67%		5.97%
Annualized Return on Average Equity	12.61%		12.95%		51.68%
Efficiency Ratio	51.66%		50.11%		56.96%
Annualized Operating Expense/Average Assets	2.55%		2.47%		2.84%
Annualized Net Interest Margin	4.17%		4.06%		4.35%

	Nine Months Ended
PROFITABILITY	September 30, 2013				September 30, 2012
Annualized Return on Average Assets	1.66%				3.96%
Annualized Return on Average Equity	12.96%				34.70%
Efficiency Ratio	50.75%				55.79%
Annualized Operating Expense/Average Assets	2.52%				2.74%
Annualized Net Interest Margin	4.11%				4.19%

DEPOSIT COMPOSITION	September 30 ,2013	Cost of Funds	June 30, 2013	Cost of Funds	September 30 ,2012	Cost of Funds
Noninterest Bearing Demand Deposits	29.1%	0.00%	28.6%	0.00%	24.8%	0.00%
Savings & Interest Checking	5.7%	1.40%	6.0%	1.43%	5.7%	1.78%
Money Market Deposits	25.8%	0.63%	28.6%	0.63%	30.5%	0.76%
Time Deposits of $100,000 or More	30.3%	0.67%	26.8%	0.60%	27.3%	0.78%
Other Time Deposits	9.1%	0.82%	10.0%	0.78%	11.7%	0.92%
Total Deposits	100.0%	0.53%	100.0%	0.51%	100.0%	0.66%

CAPITAL RATIOS	September 30 ,2013		June 30, 2013		September 30, 2012
Tier 1 Leverage Ratio	14.83%		14.67%		14.96%
Tier 1 Risk-Based Capital Ratio	18.24%		18.73%		19.33%
Total Risk-Based Capital Ratio	19.50%		20.00%		20.61%
Total Shareholders’ Equity	$364,316		$355,334		$328,768
Book Value Per Common Share	$5.15		$5.03		$4.61
Tangible Common Equity Per Common Share *	$5.04		$4.92		$4.50
Tangible Common Equity to Tangible Assets **	12.63%		12.51%		12.31%

* Tangible common equity excludes goodwill, other intangible assets

** Tangible assets excludes goodwill and intangible assets

(continued)

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Balance at Beginning of Period	$54,937	$58,577	$63,285	$74,353	$89,134
Credit for Losses on Loans	-	-	-	(10,600)	(12,000)
Recoveries on Loans Previously Charged-off	662	774	881	2,532	346
Gross Loan Charge-offs	(3,202)	(4,414)	(5,589)	(3,000)	(3,127)
Balance at End of Period	$52,397	$54,937	$58,577	$63,285	$74,353

Net Loan Charge-offs/Average Net Loans	0.12%	0.17%	0.23%	0.02%	0.14%
Charge-offs/Average Total Loans	0.15%	0.21%	0.27%	0.15%	0.16%
Allowance for Loan Losses/Gross Loans *	2.38%	2.62%	2.85%	3.15%	3.81%
Allowance for Loan Losses/Legacy Wilshire Loans *	2.48%	2.75%	3.01%	3.33%	4.08%
Allowance for Loan Losses/Non-accrual Loans	158.57%	206.10%	233.59%	226.40%	191.23%
Allowance for Loan Losses/Non-performing Loans	158.57%	205.13%	224.63%	226.40%	191.23%
Allowance for Loan Losses/Non-performing Assets	155.06%	197.88%	214.60%	210.73%	180.65%

* Excluding loans held-for-sale

NON-PERFORMING ASSETS
(Dollars In Thousands, Net of SBA Guaranty Portions)
(Unaudited)	Quarter Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Non-accrual Loans	$33,043	$26,655	$25,077	$27,953	$38,882
Loans 90 days or more past due and still accruing	-	126	1,000	-	-
Total Non-performing Loans	33,043	26,781	26,077	27,953	38,882

Total OREO	748	982	1,219	2,079	2,277

Total Non-performing Assets	$33,791	$27,763	$27,296	$30,032	$41,159

Total Non-performing Loans/Gross Loans	1.46%	1.24%	1.19%	1.30%	1.86%
Total Non-performing Assets/Total Assets	1.19%	1.00%	0.99%	1.09%	1.57%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS
(Dollars In Thousands) (Unaudited)	Quarter Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Balance at beginning of period	$1,023	$1,023	$1,023	$2,423	$2,423
Credit for losses on off-balance sheet items	-	-	-	(1,400)	-
Balance at end of period	$1,023	$1,023	$1,023	$1,023	$2,423

	Nine Months Ended
	September 30, 2013	September 30, 2012

Balance at beginning of period	$1,023	$3,423
Credit for losses on off-balance sheet items	-	(1,000)
Balance at end of period	$1,023	$2,423

(continued)

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$1,858,506	$23,105	4.97%	$1,815,010	$22,074	4.87%	$1,727,223	$23,530	5.45%
Commercial Loans	350,379	3,996	4.56%	351,460	4,061	4.62%	303,338	3,572	4.71%
Consumer Loans	9,032	71	3.14%	11,299	75	2.66%	13,899	87	2.50%
Total Gross Loans	2,217,917	27,172	4.90%	2,177,769	26,210	4.81%	2,044,460	27,189	5.32%
Loan Fees toward Yield		741			760			777
Allowance for Loan Losses & Unearned Income	(60,813)			(63,814)			(93,334)
Net Loans	2,157,104	27,913	5.18%	2,113,955	26,970	5.10%	1,951,126	27,966	5.73%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	312,313	1,879	2.64%	323,502	1,743	2.39%	294,535	1,651	2.51%
Federal Funds Sold	108,252	148	0.55%	117,838	136	0.46%	124,958	79	0.25%
Total Investment Securities and Other Earning Assets	420,565	2,027	2.10%	441,340	1,879	1.87%	419,493	1,730	1.84%

TOTAL INTEREST-EARNING ASSETS	$2,577,669	$29,940	4.68%	$2,555,295	$28,849	4.55%	$2,370,619	$29,696	5.04%

Total Non-Interest Earning Assets	221,244			215,701			208,584
TOTAL ASSETS	$2,798,913			$2,770,996			$2,579,203

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$590,669	$929	0.63%	$617,837	$971	0.63%	$637,082	$1,206	0.76%
NOW	27,507	13	0.19%	27,915	14	0.20%	27,310	16	0.23%
Savings	101,204	437	1.73%	101,263	447	1.77%	100,299	551	2.20%
Time Deposits of $100,000 or More	662,280	1,109	0.67%	586,136	884	0.60%	600,204	1,169	0.78%
Other Time Deposits	212,848	435	0.82%	223,256	434	0.78%	274,366	633	0.92%
Total Interest Bearing Deposits	1,594,508	2,923	0.73%	1,556,407	2,750	0.71%	1,639,261	3,575	0.87%

BORROWINGS:
FHLB Advances and Other Borrowings	123,386	37	0.12%	150,000	64	0.17%	-	-	0.00%
Junior Subordinated Debentures	61,857	284	1.84%	61,857	281	1.82%	86,669	529	2.44%
Total Borrowings	185,243	321	0.69%	211,857	345	0.65%	86,669	529	2.44%

TOTAL INTEREST BEARING LIABILITIES	$1,779,751	$3,244	0.73%	$1,768,264	$3,095	0.70%	$1,725,930	$4,104	0.95%

Non-Interest Bearing Deposits	624,825			614,221			523,169
Other Liabilities	34,926			32,224			32,379
Shareholders’ Equity	359,411			356,287			297,725
TOTAL LIABILITIES AND EQUITY	$2,798,913			$2,770,996			$2,579,203

NET INTEREST INCOME		$26,696			$25,754			$25,592

NET INTEREST SPREAD			3.95%			3.85%			4.09%

NET INTEREST MARGIN			4.17%			4.06%			4.35%

* Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Nine Months Ended
	September 30, 2013			September 30, 2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$1,816,440	$67,281	4.94%	$1,687,973	$69,101	5.46%
Commercial Loans	348,637	12,020	4.60%	293,612	10,626	4.83%
Consumer Loans	11,039	226	2.73%	14,970	292	2.60%
Total Gross Loans	2,176,116	79,527	4.87%	1,996,555	80,019	5.34%
Loan Fees toward Yield		2,241			1,876
Allowance for Loan Losses & Unearned Income	(64,204)			(101,632)
Net Loans	2,111,912	81,768	5.16%	1,894,923	81,895	5.76%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	319,981	5,347	2.47%	298,080	4,737	2.40%
Federal Funds Sold	118,371	437	0.49%	193,003	1,102	0.76%
Total Investment Securities and Other Earning Assets	438,352	5,784	1.93%	491,083	5,839	1.76%

TOTAL INTEREST-EARNING ASSETS	$2,550,264	$87,552	4.61%	$2,386,006	$87,734	4.94%

Total Non-Interest Earnings Assets	214,495			211,166
TOTAL ASSETS	$2,764,759			$2,597,172

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$610,539	$2,875	0.63%	$611,102	$3,696	0.81%
NOW	27,132	40	0.20%	25,763	57	0.30%
Savings	101,012	1,349	1.78%	101,200	1,859	2.45%
Time Deposits of $100,000 or More	610,173	2,916	0.64%	620,917	3,909	0.84%
Other Time Deposits	223,905	1,342	0.80%	311,109	2,323	1.00%
Total Interest Bearing Deposits	1,572,761	8,522	0.72%	1,670,091	11,844	0.95%

BORROWINGS:
FHLB Advances and Other Borrowings	141,046	181	0.17%	7,018	6	0.11%
Junior Subordinated Debentures	61,857	847	1.83%	87,102	1,609	2.46%
Total Borrowings	202,903	1,028	0.68%	94,120	1,615	2.29%

TOTAL INTEREST BEARING LIABILITIES	$1,775,664	$9,550	0.72%	$1,764,211	$13,459	1.02%

Non-Interest Bearing Deposits	602,681			500,351
Other Liabilities	31,783			36,363
Shareholders’ Equity	354,631			296,247
TOTAL LIABILITIES AND EQUITY	$2,764,759			$2,597,172

NET INTEREST INCOME		$78,002			$74,275

NET INTEREST SPREAD			3.89%			3.92%

NET INTEREST MARGIN			4.11%			4.19%

* Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 3Q 2013 Results

October 21, 2013

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)	Quarter Ended
	September 30, 2013	June 30, 2013	September 30, 2012

Total shareholders’ equity	$364,316	$355,334	$328,768
Goodwill and other intangible assets, net	(7,502)	(7,572)	(7,783)
Tangible common equity	$356,814	$347,762	$320,985

Total assets	$2,832,515	$2,787,401	$2,615,889
Goodwill and other intangible assets, net	(7,502)	(7,572)	(7,783)
Tangible assets	$2,825,013	$2,779,829	$2,608,106
Common shares outstanding	70,770,019	70,697,944	71,293,394

PRE-TAX, PRE-PROVISION INCOME (PTPP) *
(Dollars In Thousands) (Unaudited)	Quarter Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Net Income	$11,334	$11,539	$38,469
Add Back - Income Tax Provision (Benefit)	5,358	5,465	(12,609)
Add Back - Credit for Losses on Loans and Loan Commitments	-	-	(12,000)
Pre-tax, Pre-Provision Income (PTPP)	$16,692	$17,004	$13,860
PTPP to Average Assets (Annualized)	2.39%	2.45%	2.15%

	Nine Months Ended
	September 30, 2013	September 30, 2012
Net Income	$34,462	$77,095
Add Back - Income Tax Provision (Benefit)	16,206	(12,748)
Add Back - Credit for Losses on Loans and Loan Commitments	-	(22,000)
Pre-tax, Pre-Provision Income (PTPP)	$50,668	$42,347
PTPP to Average Assets (Annualized)	2.44%	2.17%

* Tangible Common Equity, Tangible Assets, and Pre-tax, Pre-provision Income are Non-GAAP financial measures.  Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes.

(concluded)